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                                                               EXHIBIT T3B
                                     BYLAWS

                                       OF

                                 BISSELL  INC.
                           [As Amended April 8, 1974]

                                   ARTICLE I
                                    OFFICES

         Section 1. Offices. The corporation may have offices at such places both within and without the State of Michigan as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

         Section 1. Times and Places of Meeting. Meetings of the shareholders shall be held at such time and place as may be fixed from time to time by the board of directors, within or without the State of Michigan.

         Section 2. Annual Meeting. An annual meeting of the shareholders for election of directors and for such other business as may come before the meeting shall, unless such action is taken by written consent as provided in the Articles of Incorporation, be held each year at such time on such business day in the month of April as may be designated by the board, or if no such designation is made, at 2:00 p.m. on the second Monday in such month, or if that be a legal holiday, then on the next succeeding business day.

         Section 3.       Special Meetings.   Special meetings of the
shareholders may be called by the board of directors or by the President, and shall be held on such date as may be specified in the notice of the meeting.

         Section 4. Notice of Meetings. Written notice of all meetings of shareholders, stating the time, place, and purposes thereof, shall be given to each shareholder of record entitled to vote thereat, at least ten (10) but not more than sixty (60) days before the date fixed for the meeting, either personally or by mail (notice by mail shall be deemed given when mailed). Notice of any meeting need not be given to any shareholder who signs a waiver of notice before or after the meeting. The attendance of a shareholder at a meeting without protesting at the beginning of the meeting the lack of notice of such meeting shall constitute a waiver of notice by him.
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         Section 5.       Shareholder List.  The officer or agent who has
charge of the stock transfer books of the corporation shall make and certify a complete list of the shareholders entitled to vote at each meeting of shareholders, arranged by class or series of shares in alphabetical order, showing the address of and the number of shares registered in the name of each shareholder. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present. If the requirements of this Section are not complied with, then upon demand of any shareholder or proxy who in good faith challenges the existence of sufficient votes to carry any action at a meeting, the meeting shall be adjourned until the requirements are complied with. Failure to comply with the requirements of this Section does not affect the validity of any action taken at a meeting before the making of such demand.

         Section 6. Quorum. The holders of a majority of the shares entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by statute or by the Articles of Incorporation; provided, that when any specified action is required to be voted upon by a class or series of shares voting as a class or series, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such specified action. If there shall be no quorum, the shares present by majority vote may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present, when any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum. However, if after the adjournment the board fixes a new record date for the adjourned meeting, notice of the time, place, and purposes of such meeting shall be given to each shareholder of record on the new record date. Once a quorum shall have been determined to be present, the shareholders present in person or by proxy at any meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

          Section 7. Vote Required. When an action, other than the election of directors, to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote thereon, unless a greater plurality is required by the Articles of Incorporation or express provision of statute. Except as otherwise provided by the Articles of Incorporation, directors shall be elected by a plurality of the votes cast at an election.

         Section 8.       Voting Rights.   Except as otherwise provided by the
Articles of Incorporation or the resolution or resolutions of the board of directors creating any class of stock, each shareholder shall at every meeting of shareholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such shareholder, but no proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period.

         Section 9. Conduct of Meetings. Meetings of shareholders generally shall follow accepted rules of parliamentary procedure, subject to the following:
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         (a)     The chairman of the meeting shall have absolute authority over matters of procedure, and there shall be no appeal from the ruling of the chairman. If, in his absolute discretion, the chairman deems it advisable to dispense with the rules of parliamentary procedure as to any one meeting of shareholders or part thereof, he shall so state and shall clearly state the rules under which the meeting or appropriate part thereof shall be conducted.

         (b) If disorder should arise which prevents the continuation of the legitimate business of the meeting, the chairman may quit the chair and announce the adjournment of the meeting; and upon his so doing, the meeting is immediately adjourned.

         (c) The chairman may ask or require that anyone not a bona fide shareholder or proxy leave the meeting.

         (d) A resolution or motion shall be considered for vote only if proposed by a shareholder or a duly authorized proxy and seconded by a shareholder or duly authorized proxy other than the individual who proposed the resolution or motion.

         (e) Except as the chairman may permit, no matter shall be presented to the meeting which has not been submitted for inclusion in the agenda within ten (10) days after the date of mailing of notice of the meeting.

         Section 10. Action Without a Meeting. Any action required or permitted to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without vote, if:

         (a) All the shareholders entitled to vote thereon consent thereto in writing; or

         (b) Provided the same is authorized by the Articles of Incorporation, a consent or consents in writing be signed by the holders of outstanding stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted (prompt notice of the taking of such action shall be given to shareholders who have not consented in writing).

                                  ARTICLE III

                                  RECORD DATE

         Section 1. Fixing of Record Date by Board. For the purpose of determining shareholders entitled to notice of and to vote at a meeting of shareholders or an adjournment thereof, or to express consent or to dissent from a proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of a dividend or allotment of a right, or for the purpose of any other action, the board of directors may fix, in advance, a date as the record date for any such determination of shareholders. The date shall not be more than 60 nor less than 10 days before the date of the meeting, nor more than 60 days before any other action.
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         Section 2.       Provision for Record Date in the Absence of Board
Action. If a record date is not fixed by the board of directors: (a) the record date for determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held; and (b) the record date for determining shareholders for any purpose other than that specified in subsection (a) shall be the close of business on the day on which the resolution of the board relating thereto is adopted.

         Section 3.       Adjournments.   When a determination of shareholders
of record entitled to notice of or to vote at a meeting of shareholders has been made as provided in this Article, the determination applies to any adjournment of the meeting, unless the board fixes a new record date for the adjourned meeting.

                                   ARTICLE IV

                                   DIRECTORS

         Section 1. Number of Directors. A director need not be a shareholder, a citizen of the United States, or a resident of the State of Michigan. The number of directors which shall constitute the whole board shall be determined from time to time by resolution of the board of directors. The directors shall be elected at the annual meeting of the shareholders, except as provided in Section 2 of this Article, and each such director elected shall hold office until his successor is elected.

         Section 2. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors after the vacancy has occurred, though less than a quorum, and the directors so chosen shall hold office for the unexpired term in respect of which such vacancy occurred.

         Section 3. Powers. The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

         Section 4. Fees and Expenses. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

         Section 5. Resignation. Any director may resign at any time and such resignation shall take effect upon receipt thereof by the corporation, or such subsequent time as set forth in
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the notice of resignation. Any or all of the directors may be removed, with or without cause, by the vote of the holders of a majority of the shares entitled to vote at an election of directors, except as otherwise provided by statute or the Articles of Incorporation.

                                   ARTICLE V.

                             MEETINGS OF DIRECTORS

         Section 1.       Places of Meetings.   The board of directors of the
corporation may hold meetings, both regular and special, either within or without the State of Michigan.

         Section 2. First Meeting of Newly Elected Board. The first meeting of each newly elected board of directors shall be held following the annual meeting of shareholders, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held immediately following the annual meeting of shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

         Section 3. Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

         Section 4. Special Meetings. Special meetings of the board may be called by the President or Secretary or by any director, on two (2) days' notice to each director, either personally or by mail or by telegram.

         Section 5. Purpose Need Not Be Stated. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice of such meeting.

         Section 6. Quorum. At all meetings of the board a majority of the total number of directors shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present at any meeting at which there is a quorum shall be the acts of the board of directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 7.       Action Without a Meeting.   Unless otherwise
restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if, before or after the action, a written consent thereto is signed by all members of the board or of such committee as the case may be, and such written consent is filed with the minutes or proceedings
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of the board or committee. Such consent shall have the same effect as a vote of the board or committee for all purposes.

         Section 8. Meeting by Telephone or Similar Equipment. The board of directors or any committee designated by the board of directors may participate in a meeting of such board, or committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute' presence in person at such meeting.

         Section 9. Waiver of Notice. Attendance of a director at a meeting of the board or any committee constitutes a waiver of notice of the meeting, except where a director attends a meeting for the express purpose of objecting to the transacting of any business because the meeting is not lawfully called or convened. Notice of any meeting of the board or a committee need not be given to any person entitled thereto who waives such notice in writing, either before or after the meeting.

                                  ARTICLE  VI

                            COMMITTEES OF DIRECTORS

         Section 1. Executive Committee. The board of directors may appoint an Executive Committee whose membership shall consist of such members of the board of directors as it may deem advisable from time to time to serve during the pleasure of the board. The board of directors may also appoint directors to serve as alternates for members of the Executive Committee in the absence or disability of regular members. The board of directors may fill any vacancies in the Executive Committee as they occur. The Executive Committee, if there be one, shall have and may exercise the powers of the board of directors in the management of the business affairs' and property of the corporation during the intervals between meetings of the board of directors, subject to law and to such limitations and control as the board of directors may impose from time to time.

         Section 2. Other Committees. The board of directors may designate such other committees as it may deem appropriate, and such committees shall exercise the authority delegated to them.

         Section 3. Meetings. Each committee provided for above shall meet as often as its business may require and may fix a day and time for regular meetings, notice of which shall not be required. Whenever the day fixed for a meeting shall fall on a holiday, the meeting shall be held on the business day following or on such other day as the committee may determine. Special meetings of committees may be called by any member, and notice thereof may be given to the members by telephone, telegram or letter. A majority of its members shall constitute a quorum for the transaction of the business of any of the committees. A record of the proceedings of each committee shall be kept and presented to the board of directors.
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         Section 4.       Substitutes.   In the absence or disqualification of
a member of a committee, the members thereof present at a meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the board to act at the meeting in place of such absent or disqualified member.

                                  ARTICLE VII

                                    OFFICERS

         Section 1. Appointment. The board of directors at its first meeting after the annual meeting of shareholders, or as soon as practicable after the election of directors in each year, shall appoint a President and may elect a Chairman of the Board. The board of directors may also appoint one or more Vice Presidents and shall appoint a Secretary and a Treasurer. None of such officers, except the Chairman of the Board, need be members of the board. The board from time to time may appoint such other officers as they may deem proper. The dismissal of an officer, the appointment of an officer to fill the place of one who has been dismissed or has ceased for any reason to be an officer, the appointment of any additional officers, and the change of an officer to a different or additional office, may be made by the board of directors at any later meeting. Any two (2) or more offices may be filled by the same person. The President, the Vice Presidents (if any), the Secretary, and the Treasurer shall be the executive officers of the corporation.

         Section 2. Term of Office. Each officer shall hold office at the pleasure of the board. The board of directors may remove any officer for cause or without cause. Any officer may resign his office at any time, such resignation to take effect upon receipt of written notice thereof by the corporation unless otherwise specified in the resignation. If any office becomes vacant for any reason, the vacancy may be filled by the board.

         Section 3.       Chairman of the Board.   The Chairman of the Board,
if there be one, shall, when present, preside at all meetings of the directors and shareholders. He shall have such other duties and powers as may be imposed or given by the board.

         Section 4. President. The President shall be the chief executive officer of the corporation, and, unless there shall be a Chairman of the Board, or, if there be one, in the event of his death, resignation, absence, or inability, shall preside at all meetings of the shareholders, and, if he shall be a director, at all meetings of the board of directors. He shall have final authority, subject to the control of the board of directors, over the general policy and business of the corporation and shall have the general control and management of the business and affairs of the corporation. The President shall have the power, subject to the control of the board of directors, to appoint or discharge and to prescribe the duties and to fix the compensation of such agents and employees of the corporation as he may deem necessary. He shall make and sign bonds, mortgages, and other contracts and agreements in the name and on behalf of the corporation, except when he or the board of directors by resolution instruct the same to be done by some other officer or agent. He shall see that all orders and resolutions of the board of directors are carried into effect and shall perform all other duties necessary or appropriate to his
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office, subject, however, to his right and the right of the directors to delegate any specific powers to any other officer or officers of the corporation.

         Section 5. Vice Presidents. Each Vice President shall have such title and powers and perform such duties as may be assigned to him from time to time by the President or the board of directors. In case of the absence or inability to act of the President, the duties of his office shall, unless otherwise specified by these Bylaws, be performed by the Vice Presidents in the order of seniority or priority established by the board or by the President, unless and until the board shall otherwise direct, and, when so acting, the duly authorized Vice President shall have all the powers of, and be subject to the restrictions upon, the President.

         Section 6.       Secretary.   The Secretary shall cause to be
maintained minutes of all meetings of the board and of the shareholders and shall keep a record of all votes at such meetings. The Secretary shall give, or see to the giving of notice of all meetings of the shareholders and of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or the President.

         Section 7. Treasurer. The Treasurer shall have the custody of the corporate funds and securities, except as otherwise provided by the board, and shall cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board, and shall render to the President and the directors, whenever they may require it, an account of all transactions and of the financial condition of the corporation.

         Section 8. Assistant Secretaries and Treasurers. There may be elected one or more Assistant Secretaries and Assistant Treasurers who may, in the absence, disability, or nonfeasance of the Secretary or Treasurer, perform the duties and exercise the powers of such persons respectively.

         Section 9. Other Officers. All other officers, as may from time to time be appointed by the board of directors pursuant to this Article, shall perform such duties and exercise such authority as the board of directors or the President shall prescribe.

         Section 10. Absence of Officer. In the case of the absence of any officer, or for any other reason that the board may deem sufficient, the President or the board may delegate for the time being the powers or duties of such officer to any other officer or to any director.

                                  ARTICLE VIII

                             CERTIFICATES OF STOCK

         Section 1. Form. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the Chairman of the Board, the
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President or a Vice President, and by the Treasurer, or an Assistant Treasurer,
or the Secretary, or an Assistant Secretary, of the corporation, certifying the number of shares owned by him in the corporation. The certificate may, but need not, be sealed with the seal of the corporation, or a facsimile thereof.

         Section 2. Facsimile Signatures. Where a certificate is countersigned by a transfer agent or an assistant transfer agent, or registered by a registrar other than the corporation or its employee, the signatures of the officers may be facsimile. In case any officer who has signed, or whose facsimile signature has been placed upon a certificate, shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of issue.

         Section 3. Substituted Certificates. The officers may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation on account of the certificate alleged to have been lost or destroyed, or the issuance of such new certificate.

         Section 4. Registered Owner. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to vote as such owner, and to have all of the other rights and responsibilities of the owner of such shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by statute.

                                   ARTICLE IX

                                INDEMNIFICATION

         Section 1. Indemnification Other Than in Actions in the Right of the Corporation. Any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall be indemnified by the corporation against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, or its shareholders, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or its shareholders, or, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

         Section 2. Indemnification in actions by or in the Right of the Corporation. Any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise shall be indemnified by the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, or its shareholders, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         Section 3. Expenses. To the extent that a director, officer, employee, or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections
1 or 2 of this Article, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Section 4. Authorization of Indemnification. Any indemnification under Sections 1 or 2 of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in this Article. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel (who may be the regular counsel of the corporation) in a written opinion, or (3) by the shareholders.

         Section 5. Advancing of Expenses. Expenses incurred in defending a civil or criminal action, suit, or proceeding described in Sections 1 or 2 of this Article may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding as authorized by the board of directors in the manner provided in Section 3 upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

         Section 6. Indemnification Hereunder Not Exclusive. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which a party seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors, and administrators of such a person.

         Section 7. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under 'the provisions of this Article.

         Section 8. Mergers. For the purposes of this Article, references to the "corporation" include all constituent corporations absorbed in a consolidation or merger, as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee, or agent of such a constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

                                   ARTICLE X

                               GENERAL PROVISIONS

         Section 1. Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

         Section 2. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

         Section 3. Seal. The corporate seal, if any, shall have inscribed thereon the name of the corporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         Section 4. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of capital stock, subject to the provisions of the Articles of Incorporation.

         Section 5. Reserves. Before payment of any dividends, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their sole discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.


                                 ARTICLE XI

                                 AMENDMENTS

         Section 1. These Bylaws may be amended, altered, changed, added to, or repealed at any regular meeting of the shareholders or of the board of directors or at any special meeting of the shareholders or of the board of directors, provided, that any Bylaw adopted by the shareholders which expressly so states shall not be altered, amended, or repealed by the board of directors.

                                  ARTICLE XII

                           SUBSIDIARIES AND DIVISIONS

         Section 1. Divisional Officers. The board of directors or the President may, as they shall deem necessary, designate certain individuals as divisional officers. Any titles given to divisional officers may be withdrawn at any time, without cause, by the board of directors or the President. A divisional officer may, but need not be, a director or an executive officer of the corporation. All divisional officers shall perform such duties and exercise such authority as the board of directors or the President shall prescribe.

         Section 2. Subsidiaries. The board of directors or the President may vote the shares of stock owned by the corporation in any subsidiary, whether wholly or partly owned by the corporation, in such manner as they may deem in the best interests of the corporation, including, without limitation, for the election of directors of any such subsidiary corporation, or for any amendments to the charter or bylaws of any such subsidiary corporation, or for the liquidation, merger, or sale of assets of any such subsidiary corporation. The board of directors or the President may cause to be elected to the board of directors of any such subsidiary corporation such persons as they shall designate, any of whom may, but need not be, directors, executive officers, or other employees or agents of the corporation. The board of directors or the President may instruct the directors of any such subsidiary corporation as to the manner in which they are to vote upon any issue properly coming before them as the directors of such subsidiary corporation, and such directors shall have no liability to the corporation as the result of any action taken in accordance with such instructions.
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         Section   3.     Divisional and Subsidiary Officers Not Executive
Officers. Divisional officers, and the officers of any subsidiary corporation, shall not, by virtue of holding such title and position, be deemed to be executive officers of the corporation, nor shall any such divisional officer or officer of a subsidiary corporation, unless he shall also be a director or executive officer of the corporation, be entitled to have access to any files, records or other information relating or pertaining to the corporation, its business and finances, or to attend or receive the minutes of any meetings of the board of directors or any committee of the corporation, except as and to the extent expressly authorized and permitted by the board of directors or the President.